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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the captions "Experts" and "Selected Historical Financial Data" and to the use of our report dated March 3, 2003 (except as to Notes 15 and 16, as to which the date is October 10, 2003) in the Registration Statement (Form S-4 No. 333-110211) of Euramax International, Inc. for the registration of $200,000,000 aggregate principal amount of Euramax International, Inc.'s 8 1/2% Senior Subordinated Notes due 2011.

/s/ Ernst & Young LLP

Atlanta, Georgia
February 20, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS